Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF ANIMAL HEALTH INTERNATIONAL, INC.
(the “Corporation”)

Preamble

These Bylaws contain provisions for the regulation and management of the affairs of the Corporation.  They are based in part upon provisions of the Delaware General Corporation Law (as amended from time to time, the “Act”) and the Corporation’s Certificate of Incorporation (the “Certificate”) in effect on the date of adoption.  If these Bylaws conflict with the Act or the Certificate as a result of subsequent changes in the Act, an intervening amendment of the Certificate or otherwise, the Act and the Certificate shall govern.

ARTICLE I

Offices

Section 1.                                            Registered Office.  The registered office of the Corporation in the State of Delaware is located at the offices of National Register Agents, Inc., 160 Greentree Drive, Suite 101, Dover, DE 19904.

Section 2.                                            Principal Office.  The principal office of the Corporation shall be in such place as the board of directors may from time to time determine.

Section 3.                                            Other Offices.  The Corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Shares and Transfer Thereof

Section 1.                                            Share Certificates.  The shares of the Corporation shall be represented by certificates signed by the president or a vice president and by the treasurer or secretary.  In case any officer who has signed a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Section 2.                                            Issuance of Certificate.  No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

Section 3.                                            Lost or Destroyed Certificates.  In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.

ARTICLE III

Stockholders

Section 1.                                            Annual Meeting.  The annual meeting of the stockholders shall be held each year on a date and at a time fixed by the board of directors of the Corporation (or by the president in the absence of action by the board of directors), for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.                                            Special Meetings.  Special meetings of the stockholders may be called as provided in the Act.

Section 3.                                            Place of Meeting.  The board of directors may designate any place, either within or outside Delaware, as the place for any annual meeting or any special meeting, whether called by the board of directors or otherwise.  If no designation is made by the board of directors, the place of meeting shall be the principal office of the Corporation.

Section 4.                                            Notice of Meeting.  Written notice stating the place, date, and hour of the meeting shall be given as provided in the Act.  Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the Corporation’s current record of stockholders, with postage prepaid.  If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

Section 5.                                            Fixing of Record Date.  For the purpose of determining stockholders entitled to be given notice of a meeting of stockholders, to demand a special meeting, to vote, to receive distributions (other than distributions involving a purchase, redemption or other acquisition of the Corporation’s shares) or share dividends or to make a determination of stockholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of stockholders, subject to any limitations imposed by the Act.

Section 6.                                            Informal Action by Stockholders.

(a)                                  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent (or counterparts of such consent) that sets forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Action taken under this Article III, Section 6 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action.

(b)                                 Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Article III, Section 6 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

ARTICLE IV

Board of Directors

Section 1.                                            Number.  The number of directors of the Corporation initially shall be one and thereafter shall be fixed from time to time by the board of directors.

Section 2.                                            Meetings.  A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders.  The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice.  Special meetings of the board of directors may be called by or at the request of the president or any director.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by them.

Section 3.                                            Notice.  Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication.  If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested.  If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company.  If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

Section 4.                                            Quorum.  A majority of the number of directors fixed by the board of directors pursuant to Article IV, Section 1 shall constitute a quorum for the transaction of business at any meeting of the board of directors.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

Section 5.                                            Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 6.                                            Committees.  If the board of directors creates any committee as provided in the Act, Sections 2, 3, 4 and 5 of this Article, which govern meetings, notice, quorum and voting requirements, of the board of directors, shall apply to the committee and its members.

Section 7.                                            Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken.  Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.  Action taken under this Article IV, Section 7 is effective at the time the last director signs a writing describing the action taken.  Any director may revoke his consent by a writing signed by the director and received by the president or the secretary of the Corporation before the effectiveness of the action.

Section 8.                                            Telephonic Meetings.  Any director (or any member of a committee designated by the board) may participate in a regular or special meeting of the board of directors or a committee of the board through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting.  A director or committee member participating in a meeting in this manner is deemed to be present in person at the meeting.

ARTICLE V

Officers and Agents

Section 1.                                            General.  The officers of the Corporation shall be a president, a secretary and a treasurer, each of whom shall be elected annually by the board of directors.  In addition, the board of directors may elect one or more vice presidents and either the board of directors or the president may appoint one or more assistant secretaries, assistant treasurers and other subordinate officers.  The president, vice president, treasurer, secretary and other officers of the Corporation shall be authorized to execute documents, filings and authorizations on behalf of the Corporation.  Any two or more offices may be held by the same person.  The election or appointment of an officer shall not create any contract of employment.  Any officer may be removed by the board of directors at any time, with or without cause.  Any officer appointed by the president may be removed by him at any time, with or without cause.

Section 2.                                            President.  Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the Corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees.  Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other Corporation in which the Corporation holds any stock.  On behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings.  At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership thereof, subject to the instructions, if any, of the board of directors.  The president shall have custody of the treasurer’s bond, if any.

Section 3.                                            Vice Presidents.  The vice presidents, if any,  shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors.  In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

Section 4.                                            Secretary.  The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the stockholders and the board of directors, a record of all actions taken by the stockholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation, and a record of all waivers of notice of meetings of stockholders and of the board of directors or any committee of the board, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the Corporation’s registered office or principal place of business a record containing the names and addresses of all stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar, (v) maintain at the Corporation’s principal office the originals or copies of the Corporation’s Certificate, Bylaws, minutes of all stockholders’ meetings and records of all action taken by stockholders without a meeting for the past three years, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation’s most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation’s assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (vii) authenticate records of the Corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.  Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.  The directors and/or stockholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

Section 5.                                            Treasurer.

(a)                                  The treasurer shall be the principal financial officer of the Corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the board of directors.  He shall receive and give receipts and acquittances for money paid in on account of the Corporation, and shall pay out of the Corporation’s funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity.  He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time.  He shall, if required by the board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.  He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president.  The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

(b)                                 The treasurer shall also be the principal accounting officer of the Corporation.  He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations.

ARTICLE VI

Indemnification

Section 1.                                            Definitions.  For the purposes of this Article VI:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the board of directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the board of directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the board of directors of the Corporation;

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.                                            Indemnification of Directors and Officers.

(a)                                Subject to the operation of Section 4 of this Article VI of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) and to the extent authorized in this Section 2.

(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation.  Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation.  Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Company, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deem proper.

(3) The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the board of directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 3.                                            Indemnification of Non-Officer Employees.  Subject to the operation of Section 4 of this Article VI of these Bylaws, each Non-Officer Employee may, in the discretion of the board of directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the board of directors of the Corporation.

Section 4.                                            Good Faith.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the board of directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5.                                            Advancement of Expenses to Directors Prior to Final Disposition.

(a)                                  The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within 30 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the board of directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b)                                 If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 30 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VI shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)                                  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the Act.

Section 6.                                            Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)                                  The Corporation may, at the discretion of the board of directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)                                 In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the Act.

Section 7.                                            Contractual Nature of Rights.

(a)                                  The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VI is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b)                                 If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the

Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article VI shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)                                  In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the Act.

Section 8.                                            Non-Exclusivity of Rights.  The rights to indemnification and to advancement of Expenses set forth in this Article VI shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9.                                            Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the Act or the provisions of this Article VI.

Section 10.                                      Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article VI as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation will be as determined by the board of directors.

ARTICLE VIII

Amendments

These Bylaws may be altered or repealed, and new bylaws made, by the board of directors of the Corporation, but the stockholders may make additional bylaws and may alter and repeal these Bylaws whether adopted by them or otherwise.

The foregoing Bylaws were duly adopted on June 10th, 2011.